                       PREFERRED STOCK PURCHASE AGREEMENT

                                  by and among

                                 GEVITY HR, INC.

                                       and

                           THE PURCHASERS NAMED HEREIN

                           Dated as of April 24, 2003

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
Section 1.                 Authorization and Closing..............................................................1
         1A.               Authorization of the Preferred Stock...................................................1
         1B.               Purchase and Sale of the Preferred Stock...............................................1
         1C.               The Closing............................................................................1

Section 2.                 Conditions of Each Purchaser's Obligation at the Closing...............................2
         2A.               Representations and Warranties; Covenants..............................................2
         2B.               Certificate of Designation.............................................................2
         2C.               Articles of Incorporation..............................................................2
         2D.               Company's Bylaws.......................................................................2
         2E.               Registration Agreement.................................................................2
         2F.               Shareholder Approvals..................................................................2
         2G.               Third Party Consents...................................................................3
         2H.               Governmental Consents and Approvals....................................................3
         2I.               Anti-Takeover Statutes and Measures....................................................3
         2J.               Material Adverse Change................................................................3
         2K.               Securities Law Compliance..............................................................3
         2L.               Listing of Shares......................................................................3
         2M.               Opinion of the Company's Counsel.......................................................4
         2N.               Litigation.............................................................................4
         2O.               Expenses...............................................................................4
         2P.               Compliance with Applicable Laws........................................................4
         2Q.               Proceedings............................................................................4
         2R.               Sale of Preferred Stock to Each Purchaser..............................................5
         2S.               Repurchase of Common Stock.............................................................5
         2T.               Q1 2003 Financial Statements...........................................................5
         2U.               Chief Executive Officer................................................................5
         2V.               Closing Documents......................................................................5
         2W.               Waiver.................................................................................6

Section 3.                 Covenants Prior to Closing.............................................................6
         3A.               General................................................................................6
         3B.               Third Party Notices and Consents.......................................................6
         3C.               Governmental Notices and Consents......................................................6
         3D.               Operation of Business..................................................................7
         3E.               Compliance with Agreements and Laws....................................................8
         3F.               Payment of Obligations.................................................................8
         3G.               Tax Matters............................................................................8
         3H.               Intellectual Property Rights...........................................................8
         3I.               Full Access............................................................................8
         3J.               Notice of Material Developments........................................................9
         3K.               Q1 2003 Financial Statements...........................................................9
         3L.               Meeting of the Company's Shareholders..................................................9
         3M.               Exclusivity............................................................................9
         3N.               No Inconsistent Actions...............................................................10

                                                                                                                PAGE
                                                                                                                ----
Section 4.                 Covenants.............................................................................10
         4A.               Financial Statements and Other Information............................................10
         4B.               Inspection of Property................................................................12
         4C.               Affirmative Covenants.................................................................12
         4D.               Compliance with Agreements............................................................14
         4E.               Use of Proceeds.......................................................................14
         4F.               Certain Pre-emptive Rights............................................................14
         4G.               Public Disclosures....................................................................15
         4H.               SEC Reports...........................................................................15
         4I.               Confidentiality.......................................................................15

Section 5.                 Transfer of Restricted Securities.....................................................16
         5A.               General Provisions....................................................................16
         5B.               Rule 144A.............................................................................17
         5C.               Restrictive Legends...................................................................17
         5D.               Legend Removal........................................................................18
         5E.               Right of First Offer..................................................................18

Section 6.                 Representations and Warranties of the Company.........................................19
         6A.               Organization; Ownership; Power; Qualification of the Company..........................19
         6B.               Subsidiaries..........................................................................19
         6C.               Capital Stock and Related Matters.....................................................19
         6D.               Authorization; No Breach..............................................................20
         6E.               SEC Reports and Financial Statements..................................................21
         6F.               Absence of Undisclosed Liabilities....................................................22
         6G.               No Material Adverse Effect............................................................22
         6H.               Absence of Certain Developments.......................................................23
         6I.               Assets................................................................................24
         6J.               Tax Matters...........................................................................24
         6K.               Contracts and Commitments.............................................................25
         6L.               Intellectual Property Rights..........................................................28
         6M.               Litigation, etc.......................................................................29
         6N.               Brokerage, etc........................................................................29
         6O.               Governmental Consent, etc.............................................................29
         6P.               Insurance.............................................................................30
         6Q.               Employees.............................................................................30
         6R.               ERISA.................................................................................31
         6S.               Compliance with Laws..................................................................32
         6T.               Environmental and Safety Matters......................................................33
         6U.               Affiliated Transactions...............................................................33
         6V.               Application of Takeover Protections...................................................34
         6W.               Accounts Receivable...................................................................34
         6X.               Clients...............................................................................34
         6Y.               Proxy Statement.......................................................................35
         6Z.               Disclosure............................................................................35
         6AA.              Closing Date..........................................................................35

                                                                                                                PAGE
                                                                                                                ----
Section 7.                 Definitions...........................................................................35

Section 8.                 Miscellaneous.........................................................................44
         8A.               Termination...........................................................................44
         8B.               Fees and Expenses.....................................................................44
         8C.               Remedies..............................................................................45
         8D.               Indemnification.......................................................................45
         8E.               Purchaser's Investment Representations................................................46
         8F.               Understanding Among the Purchasers....................................................48
         8G.               Treatment of the Preferred Stock......................................................48
         8H.               Consent to Amendments.................................................................49
         8I.               Survival of Representations and Warranties............................................49
         8J.               Successors and Assigns................................................................49
         8K.               Generally Accepted Accounting Principles..............................................49
         8L.               Severability..........................................................................49
         8M.               Counterparts..........................................................................50
         8N.               Descriptive Headings; Interpretation..................................................50
         8O.               Governing Law.........................................................................50
         8P.               Notices...............................................................................50
         8Q.               Press Releases........................................................................51
         8R.               No Strict Construction................................................................51
         8S.               Complete Agreement....................................................................51
         8T.               Disclosure Schedules..................................................................51

Schedules and Exhibits

         Schedule of Purchasers

         List of Exhibits

         List of Disclosure Schedules

                                 GEVITY HR, INC.
                       PREFERRED STOCK PURCHASE AGREEMENT

      THIS PREFERRED STOCK PURCHASE AGREEMENT is made as of April 24, 2003, by and among Gevity HR, Inc., a Florida corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). The Company and the Purchasers are sometimes collectively referred to herein as the "Parties" and individually as a "Party." Except as otherwise provided herein, capitalized terms used herein are defined in Section 7 hereof.

      WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, certain shares of the Company's newly-authorized Series A Convertible Preferred Stock on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein, and intending to be legally bound, the Parties agree as follows:

      Section 1. Authorization and Closing.

      1A. Authorization of the Preferred Stock. The Company shall authorize the issuance and sale to the Purchasers of 30,000 shares of its Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the rights and preferences set forth in Exhibit A attached hereto. The Preferred Stock is convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

      1B. Purchase and Sale of the Preferred Stock. At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Preferred Stock set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price of $1,000 per share of Preferred Stock. The sale of the Preferred Stock to each Purchaser shall constitute a separate sale hereunder. The aggregate purchase price for the Preferred Stock (the "Preferred Stock Purchase Price") purchased by the Purchasers shall be $30,000,000.

      1C. The Closing. The closing of the separate purchases and sales of the Preferred Stock (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m., local time, on June 9, 2003, or, if any of the conditions to Closing set forth in Section 2 below have not been satisfied by the Company or waived by each Purchaser on or prior to such date, on the business day immediately following satisfaction or waiver of such conditions, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser (the date of the Closing, the "Closing Date"). At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Preferred Stock to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by wire transfer of immediately available funds to an account designated by the Company at least two (2) business days prior to the Closing, in the aggregate portion of the Preferred Stock Purchase Price set forth opposite such Purchaser's name on the Schedule of Purchasers. The stock certificates shall be made available for examination by the Purchasers at least one (1) business day prior to the Closing Date.

      Section 2. Conditions of Each Purchaser's Obligation at the Closing. The obligation of each Purchaser to purchase and pay for the Preferred Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

      2A. Representations and Warranties; Covenants. The representations and warranties contained in Section 6 hereof that are subject to materiality, Material Adverse Effect or dollar threshold qualifications shall be true and correct in all respects at and as of the Closing and the representations and warranties contained in Section 6 that are not subject to materiality, Material Adverse Effect or dollar threshold qualifications shall be true and correct in all material respects at and as of the Closing, in each case as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

      2B. Certificate of Designation. The Company shall have duly adopted, executed, acknowledged and filed with the Secretary of State of Florida a Certificate of Designation establishing the terms and relative rights of the Preferred Stock in the form set forth in Exhibit A attached hereto (the "Certificate of Designation"), and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Certificate of Designation shall be in full force and effect under the laws of the State of Florida as of the Closing and shall not have been amended or modified.

      2C. Articles of Incorporation. The Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), shall be in form and substance as previously delivered to each Purchaser, a copy of which is attached hereto as Exhibit B, shall be in full force and effect under the laws of the State of Florida as of the Closing and shall not have been amended or modified except for the filing of the Certificate of Designation.

      2D. Company's Bylaws. The Company's bylaws, as amended, shall be in form and substance as previously delivered to the Purchasers, a copy of which is attached hereto as Exhibit C (the "Bylaws"), shall be in full force and effect as of the Closing and shall not have been amended or modified.

      2E. Registration Agreement. The Company and the Purchasers shall have entered into a registration rights agreement in form and substance as set forth in Exhibit D attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

      2F. Shareholder Approvals. The Company shall have obtained all shareholder consents and approvals required to authorize, issue and sell the Preferred Stock (whether such consents and approvals are required under applicable law or the rules and regulations of the NASDAQ or otherwise).

      2G. Third Party Consents. The Company shall have received or obtained all third party consents and approvals that are necessary for the consummation of the transactions contemplated hereby (including changes or circumstances that may occur as a result of the terms of the Preferred Stock, whether pursuant to
Section 5C of the Certificate of Designation or otherwise (but not including, for the avoidance of doubt, any purchase or other acquisition by any such holder of additional securities of the Company other than acquisitions that result from the terms of the Preferred Stock)) or that are required in order to prevent a breach of or default under, a termination or modification of, giving rise to the right of any change of control or similar payments pursuant to, or acceleration of the terms of, any contract, agreement or document to which the Company or any of its Subsidiaries is a party, other than change of control agreements between the Company and its officers now in existence and disclosed on the Contracts Schedule.

      2H. Governmental Consents and Approvals. The Parties shall have received or obtained all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby, in each case on terms and conditions satisfactory to each Purchaser (collectively, the "Governmental Approvals").

      2I. Anti-Takeover Statutes and Measures. No "fair price," "moratorium," "control share acquisition," "business combination" or other anti-takeover statute or regulation enacted under federal or state laws applicable to the Company or any Purchaser (including, but not limited to, Section 607.0901 of the Florida Business Corporation Act) and no issuance of rights or similar securities pursuant to any "poison pill" plan or similar measure shall be applicable to the initial issuance and purchase of the Preferred Stock by the Purchasers hereunder, the conversion thereof into Common Stock or changes or circumstances that may occur as a result of the terms of the Preferred Stock, whether pursuant to Section 5C of the Certificate of Designation or otherwise (but not including, for the avoidance of doubt, any purchase or other acquisition by any such holder of additional securities of the Company other than acquisitions that result from the terms of the Preferred Stock).

      2J. Material Adverse Change. Since December 31, 2002, (i) except with respect to any matter set forth on the Material Adverse Effect Schedule, there shall have occurred no event, circumstance or condition which has or which could reasonably be expected to have a Material Adverse Effect, and (ii) with respect to any matter set forth on the Material Adverse Effect Schedule, there shall have occurred no material adverse event, circumstance, condition or development which materially and adversely changes any matter set forth on the Material Adverse Effect Schedule.

      2K. Securities Law Compliance. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Preferred Stock pursuant to this Agreement in compliance with such laws.

      2L. Listing of Shares. The Company's Common Stock shall be listed for trading on the NASDAQ/NMS and shall not have been suspended by the Securities and Exchange Commission or the National Association of Securities Dealers (the "NASD") from trading on the NASDAQ/NMS nor shall suspension by the Securities and Exchange Commission or the NASD have been threatened or be reasonably likely (whether with or without the passage of time). The Common Stock issuable upon conversion of the Preferred Stock shall have been approved for listing on the NASDAQ/NMS, subject only to official notice of issuance.

            2M. Opinion of the Company's Counsel. Each Purchaser shall have received from Powell, Goldstein, Frazer & Murphy LLP, counsel for the Company, and from Gregory M. Nichols, Senior Vice President and General Counsel of the Company, an opinion in each case in form and substance reasonably satisfactory to the Majority Purchasers which shall be addressed to each Purchaser and dated the date of the Closing.

            2N. Litigation. No action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

            2O. Expenses. At the Closing, the Company shall have reimbursed each Purchaser for all fees and expenses as provided in Section 8B hereof.

            2P. Compliance with Applicable Laws(i) The purchase of the Preferred Stock by each Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject such Purchaser to any penalty, liability or, in such Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Preferred Stock by each Purchaser hereunder shall be permitted by the laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Purchaser is subject.

                  (ii) The issuance and sale by the Company to each Purchaser hereunder shall not be prohibited by any law or governmental rule or regulation applicable to the Company and shall not subject such Purchaser to any penalty, liability or other onerous condition under or pursuant to any law, governmental rule or regulation applicable to the Company.

                  (iii) The Purchasers and the Company shall be reasonably satisfied that after the Closing the Purchasers will be able to make all necessary filings and receive all necessary approvals, licenses and/or authorizations under all applicable laws, ordinances, codes, rules, requirements and regulations regulating professional employer organizations ("PEO Approvals") and that the Purchasers shall not be subject to any penalty, liability or, in such Purchaser's sole judgment, other onerous condition and that the Purchasers representatives being appointed to the board as the Series A Directors shall be deemed qualified to serve on the board in compliance with any then existing applicable local, state or federal law or regulation governing the business operations of the Company and the Company's directors generally (including, without limitation, their approval as "controlling persons" of the Company by any Governmental Entity with jurisdiction over any of the Company's business operations.)

            2Q. Proceedings. (i) All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and (ii) all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel.

      2R. Sale of Preferred Stock to Each Purchaser. The Company shall have simultaneously sold to each Purchaser the Preferred Stock to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full.

      2S. Repurchase of Common Stock. The Company shall have purchased from Charles S. Craig a sufficient number of shares of Common Stock to have reduced his beneficial ownership in the Company below 10% pursuant to the purchase agreement dated March 5, 2003 attached hereto as Exhibit E (the "Craig Purchase Agreement") at a price not to exceed $5.38 per share.

      2T. Q1 2003 Financial Statements. The Company shall have delivered to each Purchaser the Q1 2003 Financial Statements after review by the Board's audit committee.

      2U. Chief Executive Officer. Erik Vonk shall not have terminated his employment as the chief executive officer of the Company by reason of death, Permanent Disability or resignation.

      2V. Closing Documents. The Company shall have delivered to each Purchaser all of the following documents:

            (i) an Officer's Certificate, dated the Closing Date, stating that the conditions specified in Section 1A and Sections 2A, 2B, 2C, 2D, 2F, 2G, 2H, 2I, 2J, 2K, 2L, 2N, 2P(ii), 2Q(i), 2S, 2T and 2U, inclusive, have been fully satisfied;

            (ii) a certified copy of the resolutions duly adopted by the Company's Board authorizing the execution, delivery and performance of the Transaction Documents, the filing of the Certificate of Designation referred to in Section 2B, the appointment to the Board of the Series A Directors designated by the Majority Holders pursuant to a written direction delivered to the Company and the approval of such Series A Directors as incumbent directors by a vote of at least two-thirds of the incumbent directors such that the Series A Directors are deemed Incumbent Directors (as defined in the Change of Control Agreements), the issuance and sale of the Preferred Stock, changes or circumstances that may occur as a result of the terms of the Preferred Stock, whether pursuant to
      Section 5C of the Certificate of Designation or otherwise (but not including, for the avoidance of doubt, any purchase or other acquisition by any such holder of additional securities of the Company other than acquisitions that result from the terms of the Preferred Stock), the reservation for issuance upon conversion of the Preferred Stock of an aggregate of 5,514,705 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement and of any resolutions duly adopted by the Company's shareholders with respect to any of the foregoing;

            (iii) a certified copy of the resolutions adopted by the Company's shareholders at its annual meeting approving the issuance of the Preferred Stock and the issuance of Common Stock upon conversion thereof and any other matters the shareholders are required to approve pursuant to Section 2F;

            (iv) certified copies of the Articles of Incorporation, the Certificate of Designation and the Bylaws, each as in effect at the Closing;

            (v) copies of all Third Party and Governmental Approvals required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

            (vi) good standing certificates from the respective jurisdiction of incorporation, organization or formation, as applicable, of the Company and each of its Subsidiaries and from each jurisdiction in which the Company or any of its Subsidiaries is qualified to do business; and

            (vii) such other documents relating to the transactions contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

      2W. Waiver. Any condition specified in this Section 2 may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in writing executed by such Purchaser.

      Section 3. Covenants Prior to Closing.

      3A. General. Each of the Parties shall use reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Section 2 above). At the Closing, the applicable Parties shall execute and deliver all of the agreements and instruments contemplated hereby to be executed and delivered by the Parties at the Closing.

      3B. Third Party Notices and Consents. The Company shall, and shall cause each Subsidiary to, use reasonable efforts to give all required notices to third parties and obtain all required third party consents and waivers in connection with the transactions contemplated by this Agreement (including the initial issuance and purchase of the Preferred Stock by the Purchasers hereunder, the conversion thereof into Common Stock and changes or circumstances that may occur as a result of the terms of the Preferred Stock, whether pursuant to Section 5C of the Certificate of Designation or otherwise (but not including, for the avoidance of doubt, any purchase or other acquisition by any such holder of additional securities of the Company other than acquisitions that result from the terms of the Preferred Stock)).

      3C. Governmental Notices and Consents. Each of the Parties shall give any notices to, make any filings with, and use reasonable efforts to obtain, any authorizations, consents and approvals of governments (including, without limitation any necessary PEO Approvals) and governmental agencies in connection with the matters contemplated by this Agreement. Each Party shall promptly inform the other Parties of any communications to or from the Securities and Exchange Commission or any other Governmental Entity regarding the transactions contemplated by this Agreement.

      3D. Operation of Business. The Company shall, and shall cause each Subsidiary to, operate its business only in the usual and ordinary course of business consistent with past practice and use reasonable efforts to preserve the goodwill and organization of its business and the relationships with its clients, suppliers, employees and other Persons having business relations with the Company or its Subsidiaries. Without limiting the generality of the foregoing, prior to the Closing, the Company shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of the Majority Purchasers, (i) take or omit to take any action that would require disclosure under Section 6H below or that would constitute a breach of Section 4C below or require consent pursuant to Section 4B of the Certificate of Designation if taken after the Closing Date or that would otherwise result in a breach of any of the representations, warranties or covenants made by the Company in this Agreement; (ii) enter into any material transaction, arrangement or contract except on an arm's-length basis in the ordinary course of business consistent with past custom and practice; (iii) (A) enter into any contract or agreement, including any lease or other rental agreement, out of the ordinary course of business or restricting in any material respect the conduct of its business; provided, however, that this clause shall not prohibit the Company from entering into an agreement with a bank or other commercial lender providing for a line of credit up to $20 million; (B) make any loans or Investments (other than advances to the Company's or its Subsidiaries' employees in the ordinary course of business and other than loans between the Company and/or its Wholly-Owned Subsidiaries); (C) increase any officer's or employee's compensation, incentive arrangements or other benefits or amend any Plan (as defined in Section 6R(i)) except for increases or bonuses made in the ordinary course of business or pursuant to agreements or Plans that are set forth on the Contracts Schedule or Employee Benefit Schedule hereto; (D) except as set forth on the SEC Reports and Financial Statements Schedule, terminate any member of the Company's senior management team, which for purposes of this section means the Company's chief executive officer, president, chief financial officer, chief technology officer, general counsel or any senior vice president; (E) redeem, purchase or otherwise acquire directly or indirectly any of its issued and outstanding capital stock, or any outstanding rights or securities exercisable or exchangeable for or convertible into its capital stock, or make any distribution or dividend (except regularly scheduled dividends not to exceed $0.05 per share of Common Stock per quarter) to any of its shareholders or other Persons; (F) amend its articles of incorporation or bylaws, as the case may be, or issue or agree to issue any capital stock or any rights to acquire, or securities convertible into or exchangeable for, any of its capital stock, except for the issuance of common stock upon the exercise of options issued pursuant to the Permitted Stock Option Plans; (G) directly or indirectly engage in any transaction, arrangement or contract with any officer, director or Affiliate or, with respect to or otherwise relating to such shareholder's shares, a shareholder of the Company which is not in the ordinary course of business and at arm's length; (H) execute any guaranty, issue any debt, borrow any money or otherwise incur any Funded Debt in excess of the amount permitted under the Certificate of Designation (if it were filed and effective) to be outstanding at any time without prior approval of the Majority Holders (as that term is defined in the Certificate of Designation); (I) buy or sell any assets out of the ordinary course of business;
(J) fail to perform its obligations in a timely manner under any of its existing service or client contracts outside of the ordinary course of business; (K) amend or modify any stock option plan or employee stock ownership or purchase plan as in existence as of the Closing, adopt any new stock option plan or employee stock purchase plan or issue any shares of capital stock to its employees other than pursuant to the Permitted Stock Option Plans; (L) form any Subsidiary or acquire any Subsidiary with material liabilities; or (M) commit or agree to do any of the foregoing.

      Notwithstanding the foregoing, nothing in this Section 3D shall prohibit the Company from taking any action or omitting to take any action as required or as expressly contemplated by this Agreement.

      3E. Compliance with Agreements and Laws. The Company and its Subsidiaries shall (i) comply with all material obligations pursuant to any contract or agreement, whether oral or written, express or implied, and (ii) comply in all material respects with applicable laws (including, to the extent applicable, qualifying or registering any person required to be so qualified or registered under any state PEO statute, by reason of such person being deemed a control person or otherwise).

      3F. Payment of Obligations. The Company and its Subsidiaries shall pay and discharge when due all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon unless contested in good faith by appropriate proceedings) and pay and discharge all Indebtedness in accordance with its terms (except for transactions with the Company's insurers in the ordinary course of business) and claims for labor, materials or supplies in the ordinary course of business.

      3G. Tax Matters. Neither the Company nor its Subsidiaries shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or its Subsidiaries, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company, its Subsidiaries or the Purchasers.

      3H. Intellectual Property Rights. The Company and its Subsidiaries shall possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any rights of other Persons.

      3I. Full Access. The Company shall (i) permit, and shall cause its Representatives and Subsidiaries to permit, the Purchasers and their Representatives full and complete access (during normal business hours and subject to reasonable advance notice) to the Company's and its Subsidiaries' books and records, facilities and personnel and (ii) use reasonable efforts to cause its independent accountants to be available to the Purchasers and their Representatives in the presence of a Representative of the Company (during normal business hours and subject to reasonable advance notice), in connection with their due diligence review of the Company and its affairs and operations or otherwise in connection with the transactions contemplated hereby.

      3J. Notice of Material Developments. Each Party shall give prompt written notice to the other Parties of (i) any variances in any of its representations or warranties contained in Section 6 or Section 8F below, as applicable, (ii) any breach of any covenant hereunder by such Party and (iii) any other material development affecting the ability of such Party to consummate the transactions contemplated by this Agreement.

      3K. Q1 2003 Financial Statements. The Company shall deliver the consolidated balance sheet of the Company and its Subsidiaries for the quarter ended March 31, 2003, and the related statements of income and cash flows (or the equivalent) for the three-month period then ended (the "Q1 2003 Financial Statements") to the Purchasers as soon as practicable after review by the Company's audit committee.

      3L. Meeting of the Company's Shareholders.

            (i) The Company shall take all action necessary in accordance with applicable law and the Company's Articles of Incorporation and Bylaws to cause the approval of the issuance of the Preferred Stock to be considered at the 2003 annual meeting of the Company (and to cause such meeting to be held no later than 45 days after the date of this Agreement) to consider and vote upon the approval of the issuance of the Preferred Stock. The meeting of the shareholders at which the vote is to be taken is referred to herein as the "Shareholders Meeting." The Company's Board shall unanimously recommend such approval and the Company shall use its reasonable efforts to solicit such approval.

            (ii) As soon as practicable after the date of this Agreement, the Company shall (a) respond promptly to any comments made by the Securities and Exchange Commission or its staff with respect to the proxy statement filed with respect to the Shareholders Meeting (the "Proxy Statement") filed with the Securities and Exchange Commission and any preliminary version thereof, and (b) cause such Proxy Statement to be mailed to the Company's shareholders at the earliest practicable date. The Company shall notify the Purchasers promptly of the receipt of any comments from the Securities and Exchange Commission or its staff and of any request by the Securities and Exchange Commission for amendments or supplements to the Proxy Statement or for additional information and supply the Purchasers with copies of all correspondence with the Securities and Exchange Commission or its staff with respect to the Proxy Statement. Whenever any event occurs that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly inform the Purchasers of such occurrence and shall file with the Securities and Exchange Commission, and, if appropriate, mail to shareholders of the Company, such amendment or supplement.

      3M. Exclusivity. In consideration of the time, effort, expense, and other resources the Purchasers have expended and anticipate expending to consummate the transactions contemplated hereby, the Purchasers and the Company agree as follows:

            (i) Until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, neither the Company nor any of its Subsidiaries shall, directly or indirectly, through any of their respective officers, directors, employees, representatives, agents or otherwise (including, without limitation, through any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) (collectively, the "Company Parties"), without the prior written consent of the Majority Purchasers, (A) solicit, initiate or encourage the submission of any other proposal or offer from, or otherwise enter into any other agreements or arrangements (other than this Agreement) with, any other Person (other than the Purchasers), relating to any Alternative Transaction Proposal or (B) participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.

            (ii) As long as the agreements in this Section 3M are in effect, the Company will notify the Purchasers as promptly as practicable after any Company Party learns that any Person has made any Alternative Transaction Proposal (including the identity of such Person and the terms of such proposal). The Board shall promptly advise the Purchasers orally and in writing of the status of any such Alternative Transaction Proposal as developments arise or as requested by the Purchasers. The Company represents and warrants to the Purchasers that no Company Party has entered into any executory agreement which has not yet terminated or accepted any commitment with respect to an Alternative Transaction Proposal and the Company will keep the Purchasers fully informed of the status and details (including amendments and proposed amendments) of any such request, Alternative Transaction Proposal or inquiry. The Company further represents and warrants that no Company Party has entered into any executory agreement which has not yet terminated or accepted any commitment with respect to an Alternative Transaction.

      3N. No Inconsistent Actions. The Company covenants and agrees that it will not and will not permit any Subsidiary to take any action which is inconsistent in any material respect with their respective obligations under this Agreement or that would hinder or delay in any material respect the consummation of the transactions contemplated by this Agreement.

      Section 4. Covenants.

      4A. Financial Statements and Other Information. The Company shall deliver to each Purchaser and each holder (subject to such holder's agreement to comply with Section 4I hereof) of at least 10% of the Preferred Stock:

            (i) as soon as available but in any event (1) within 30 days after the end of each of the first two monthly accounting periods in each fiscal quarter, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such items shall be prepared in accordance with GAAP and the Company's customary practices for the preparation of monthly financial statements, it being understood that such statements are subject to (A) being prepared with a soft close, (B) the absence of footnote disclosures and (C) normal year-end adjustments for recurring accruals, and (2) within 45 days after the end of each fiscal quarter, consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such items shall be prepared in accordance with GAAP and shall be certified by the Company's chief financial officer as being in compliance with the terms of this Agreement;

            (ii) accompanying the financial statements referred to in subparagraph (i), an Officer's Certificate stating that there is no Event of Noncompliance in existence or, if any Event of Noncompliance, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

            (iii) within 90 days after the end of each fiscal year, consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with GAAP and certified by the Company's chief financial officer as being in compliance with the terms of this Agreement, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of Deloitte & Touche LLP, any other Big Four accounting firm or any other independent accounting firm of recognized national standing reasonably acceptable to the Majority Holders and (b) a copy of such accounting firm's annual management letter to the Board;

            (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

            (v) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

            (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance, an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

            (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders and copies of all registration statements and all regular, special or periodic reports which it files with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses;

            (viii) promptly upon receipt thereof, a copy of any actuarial report submitted by the Company's independent actuarial firm to the Company or any of its Subsidiaries relating to the workers' compensation and healthcare plans for any state for which the Company or any of its Subsidiaries does not have a guaranteed cost; and

            (ix) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 4A may reasonably request.

All financial statements included in the information to be provided pursuant to paragraphs (i) and (ii) shall fairly report the financial condition and results of operations of the Company and its Subsidiaries as of the dates and for the periods stated therein, and, subject to the provisions of such paragraphs, shall be prepared in accordance with GAAP, consistently applied, subject in the case of monthly (but not quarterly) unaudited financial statements to changes resulting from normal quarter-end adjustments and, in the case of all unaudited financial statements, to the absence of footnote disclosures.

For purposes of this Agreement, all holdings of Preferred Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

      4B. Inspection of Property. The Company shall permit any Representatives designated by each Purchaser or any holder (subject to such holder's agreement to comply with Section 4I hereof) of at least 10% of the Preferred Stock, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers and key employees of the Company and its Subsidiaries, and the Company shall use its reasonable efforts to cause the independent accountants of the Company and its Subsidiaries to be available, in the presence of a Company Representative, to such Purchaser's or holder's Representatives.

      4C. Affirmative Covenants. So long as any Preferred Stock remains outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written waiver of the Majority Holders:

      (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations orders, permits and other governmental approvals necessary to the conduct of its businesses and qualify and, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, remain qualified as a corporation;

      (ii) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

      (iii) possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights;

      (iv) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

      (v) comply with all applicable laws, rules and regulations of all governmental authorities, the failure to comply with would reasonably be expected to have a Material Adverse Effect;

      (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts that, to the knowledge of the Company after reasonable investigation, are customary for corporations of similar size engaged in similar lines of business;

      (vii) so long as it can be obtained at commercially reasonable premiums, as determined by the Board, maintain officers and directors liability insurance coverage of at least $10,000,000 on terms reasonably satisfactory to the Majority Holders;

      (viii) maintain proper books of record and account consistent with past practices which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP; and

      (ix) at all times cause the Company's Common Stock or other securities into which the Preferred Stock is convertible to be authorized for quotation and listed on one or more of the NASDAQ/NMS, the American Stock Exchange or the New York Stock Exchange.

      4D. Compliance with Agreements. So long as any Preferred Stock remains outstanding, the Company shall perform and observe all of its obligations to each holder of Preferred Stock set forth in the Articles of Incorporation, the Certificate of Designation and the Company's Bylaws.

      4E. Use of Proceeds. The Company shall not, without the prior written consent of the Majority Holders, use the proceeds from the sale of the Preferred Stock other than (i) to purchase from Charles S. Craig a sufficient number of shares of Common Stock to reduce his beneficial ownership in the Company below 10% in accordance with the Craig Purchase Agreement, (ii) for working capital, including the funding of acquisitions, and (iii) to pay costs, fees and expenses related to the matters or transactions described in clauses (i) and (ii).

      4F. Certain Pre-emptive Rights.

            (i) Except for issuances of (A) Preferred Stock at the Closing, (B) options to acquire Common Stock pursuant to the terms of the Permitted Stock Option Plans (or Common Stock upon the exercise of such options),
      (C) Common Stock issued or used from treasury shares as consideration for the acquisition of another company or business as approved (to the extent necessary) in accordance with the Articles of Incorporation (including the Certificate of Designation) and by the Board, (D) Common Stock pursuant to a Public Offering, (E) Common Stock to employees of the Company or any of its Subsidiaries pursuant to the Employee Stock Purchase Plan approved by the Company's shareholders on May 24, 2001, and as in effect on the date hereof or (F) Common Stock upon conversion or exchange of any securities directly or indirectly convertible into Common Stock, if so long as any Preferred Stock remains outstanding the Company authorizes the issuance or sale of any shares of Preferred Stock, Common Stock or any securities convertible into, exchangeable or exercisable for or containing options or rights to acquire any shares of Preferred Stock or Common Stock (collectively, "Equity Securities"), the Company shall first offer to sell to each holder of Preferred Stock a portion of such Equity Securities to be issued equal to the number of Equity Securities to be issued multiplied by the quotient obtained by dividing (1) the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by such holder by (2) the sum of the total number of shares of Common Stock then outstanding plus the total number of shares of Common Stock issuable upon conversion of the Preferred Stock plus the total number of shares of Common Stock issuable upon conversion or exercise of outstanding options, rights or securities convertible into or exercisable for Common Stock or for other securities convertible into or exercisable into Common Stock at a price less than or equal to the Market Price as of the date of the Company's offer (other than the Preferred Stock). Each holder shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the holders exercising their rights pursuant to this paragraph shall also be required to purchase the same types of securities in the same ratios (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all stock and securities offered to such holders hereunder shall be payable in cash.

            (ii) In order to exercise its purchase rights hereunder, the holder of Preferred Stock must within 15 business days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing such holder's election hereunder.

            (iii) Upon the expiration of the offering period described above, the Company shall be entitled to sell such stock or securities which the holders of Preferred Stock have not elected to purchase during the 180 days following such expiration at a price not less and on other terms and conditions not more favorable to the purchasers thereof than that offered to such holders. Any stock or securities offered or sold by the Company after such 180-day period must be reoffered to the holders of Preferred Stock pursuant to the terms of this Section 4F.

      4G. Public Disclosures. After the date hereof, the Company shall not, nor shall it permit any Subsidiary to, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any Governmental Entity without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case, unless otherwise prohibited by applicable law, prior to making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

      4H. SEC Reports. The Company shall file on a timely basis all SEC Reports required to be filed by it with the Securities and Exchange Commission under the Securities Exchange Act, the Securities Act and the rules and regulations of the Securities and Exchange Commission under either of the foregoing applicable to such SEC Reports, which SEC Reports shall comply in all material respects with the requirements of the Securities Exchange Act, the Securities Act and the published rules and regulations of the Securities and Exchange Commission thereunder, each as applicable to all SEC Reports.

      4I. Confidentiality.

            (i) Each holder of Preferred Stock shall hold, and shall use its reasonable efforts to cause its Representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or national stock exchange, all confidential documents and information concerning the Company or any of its Subsidiaries furnished to the such holder of Preferred Stock, except to the extent that such information can be shown to have been (a) previously known on a non-confidential basis by the holder of Preferred Stock or such Representatives, (b) in the public domain through no fault of such holder of Preferred Stock or its Representatives (acting in their capacity as such or with respect to information received in their capacity as such) or
      (c) later acquired by such holder of Preferred Stock or its Representatives from sources other than the Company or any of its Subsidiaries not known by such holder of Preferred Stock or such Representatives, as applicable, to be bound by any confidentiality obligation; provided that a holder of Preferred Stock may disclose such information if required by applicable law, subject to compliance with
      Section 4I(ii); provided further that a holder of Preferred Stock may disclose such information to any of its Representatives in connection with the transactions contemplated by this Agreement or its ownership of the Preferred Stock and monitoring of its investment therein so long as such Persons are informed by the holder of Preferred Stock of the confidential nature of such information and are directed by such holder of Preferred Stock to treat such information confidentially; provided further that the holder of Preferred Stock may disclose such information in connection with a sale or transfer (or prospective sale or transfer) permitted by Section 5A of any Preferred Stock if such holder of Preferred Stock's transferee (or prospective transferee) agrees to be bound by the provisions of this section. Each holder of Preferred Stock shall be responsible for any failure of it or any of its Representatives to treat such information confidentially. Each holder of Preferred Stock agrees that it shall not and it shall cause each of its Representatives not to use any confidential documents or information for any purpose other than monitoring and evaluating its investment in the Company and in connection with the transactions contemplated by this Agreement.

            (ii) In the event any of the holders of Preferred Stock or anyone to whom any of the holders of Preferred Stock transmit confidential information is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to disclose any such information, such holder of Preferred Stock shall provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive such holder's compliance with the provisions of this section. In the event that such protective order or other remedy is not obtained sufficiently promptly so as not to adversely affect such holder of Preferred Stock or those of its officers, directors, employees, accountants, counsel, consultants, advisors and agents as to whom the information has been requested or required, or the Company waives such holder's compliance with the provisions of this Agreement, such holder will furnish only that portion of such information that such holder is advised by counsel is legally required and shall, at the Company's expense and direction, exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

      Section 5. Transfer of Restricted Securities.

      5A. General Provisions. Restricted Securities are transferable only pursuant to (i) a public offering registered under the Securities Act, (ii) in-kind distributions by any holder that is an investment fund to its partners or members in connection with a distribution of freely tradeable securities,
(iii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and, as applicable, if the holder thereof makes available to the Company in advance of such transfer information demonstrating compliance with Rule 144 or Rule 144A of the Securities and Exchange Commission, or (iv) after complying with Section 5E, any other legally available means of transfer, provided that such transfer pursuant to this clause (iv) is not to a direct competitor of the Company or any Person controlled by such a competitor.

      5B. Rule 144A. Upon the request of any holder of Restricted Securities, the Company reasonably promptly shall supply to such holder or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

      5C. Restrictive Legends. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

      (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR IN COMPLIANCE WITH RULE 144 OR PURSUANT TO ANOTHER EXEMPTION. THE SECURITIES ARE ALSO SUBJECT TO PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT."

      (ii) "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF APRIL 24, 2003 (AS THE SAME MAY BE AMENDED FROM TIME TO TIME), BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN OTHER PERSONS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

            In addition, the certificates representing Preferred Stock shall bear the following legend:

      "The Company will furnish the holder of this certificate information concerning the designations, relative rights, preferences and limitations applicable to each class of stock or series hereof, including the liquidation and dividend preferences and voting and conversion rights of the preferred stock, on request in writing and without charge."

            Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of the like tenor not bearing a Securities Act legend of the character set forth in Section 5C(i).

      5D. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 5C(i) from the certificates for such Restricted Securities. In addition, if in connection with any transfer the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, then the Company promptly upon such contemplated shall transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 5C(i). In addition, the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 5C(ii) from the certificates for such Restricted Securities upon a conversion of Restricted Securities constituting Preferred Stock into Common Stock.

      5E. Right of First Offer. At least 15 business days prior to transferring any shares of Preferred Stock pursuant to Section 5A(iv), the transferring shareholder (the "Transferring Shareholder") shall deliver a written notice (a "Sale Notice") to the Company. The Sale Notice shall disclose in reasonable detail the proposed number of shares of Preferred Stock to be transferred. The Company may offer to purchase all (but not less than all) of the shares of Preferred Stock specified in the Sale Notice by delivering written notice of such offer (a "Company Offer") to the Transferring Shareholder, as soon as practicable but in any event within 15 days after the delivery of the Sale Notice (the "Election Period"), disclosing in reasonable detail the proposed terms and conditions (including the offer price) of the Company's offer in a binding commitment (if accepted by the Transferring Shareholder within 60 days) to purchase the Transferring Shareholder's Preferred Stock specified in the Sale Notice. If within the Election Period the Company has offered to purchase the shares of Preferred Stock from the Transferring Shareholder in a Company Offer, the Transferring Shareholder may, within 60 days after receipt of the Company Offer (the "Offer Period"), either accept or decline the Company Offer. If the Transferring Shareholder accepts the Company's Offer within such 60 day period, then the Transferring Shareholder and the Company shall be bound, and the transfer of such shares shall be consummated as soon as practical after the delivery of the Transferring Shareholder's acceptance of the Company Offer, but in any event within 30 days after the acceptance of the Company Offer. If the Transferring Shareholder declines the Company Offer, then it may transfer such shares of Preferred Stock (specified in the Sale Notice) at a price no less than the price per share specified in the Company Offer within 120 days after the expiration of the Election Period. If the Company has not made a Company Offer (which must be with respect to all of the shares of Preferred Stock in the Sale Notice), then the Transferring Shareholder may, within 180 days after the expiration of the Election Period, transfer such shares of Preferred Stock specified in the Sale Notice to one or more third parties. The Transferring Shareholder shall deliver a new Sale Notice under this Section 5E with respect to any shares of Preferred Stock not transferred within such 180-day period after the expiration of the Election Period prior to any subsequent transfer. The purchase price specified in any Company Offer shall be payable solely in cash at the closing of the transaction. If the Company has failed to consummate a Company Offer that one or more Transferring Shareholder(s) accepted, then this Section 5E shall cease to apply with respect to such Transferring Shareholder(s) and shall no longer require such Transferring Shareholder(s) to deliver a Sale Notice to the Company prior to transferring any Preferred Stock.

      Section 6. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock hereunder, the Company hereby represents and warrants to each Purchaser that:

      6A. Organization; Ownership; Power; Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified as a foreign corporation would not have a Material Adverse Effect. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own, lease and operate its properties and to conduct its business as now conducted and presently proposed to be conducted and to enter into this Agreement and the agreements contemplated hereunder and to carry out the transactions contemplated hereunder.

      6B. Subsidiaries. Each of the Company's Subsidiaries (each of which, including the jurisdiction of its organization and the Company's ownership thereof, is listed in detail on the Subsidiaries Schedule) is duly organized, validly existing as a corporation, general partnership, limited partnership, limited liability company, closed joint stock company or similar entity, and in good standing under the laws of the jurisdiction of its organization and is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified as a foreign corporation would not have a Material Adverse Effect. Each Subsidiary possesses all requisite organizational power and authority and all material licenses, permits and authorizations necessary to own, lease and operate its properties and to conduct its business as now conducted and presently proposed to be conducted. All of the issued and outstanding shares of capital stock or other ownership interests of each such Subsidiary are duly authorized and are validly issued, fully paid and non-assessable (to the extent applicable) and, except as otherwise disclosed in the Subsidiaries Schedule, are owned by the Company, directly or through Subsidiaries, free and clear of any Lien and not subject to any option or right to purchase any such shares or interests. None of the outstanding shares of capital stock or other ownership interests of any Subsidiary were issued in violation of the preemptive or other similar rights of any security holder of such Subsidiary. No Subsidiary has violated any applicable foreign, federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock or other ownership interests. Except as set forth on the Subsidiaries Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

      6C. Capital Stock and Related Matters.

            (i) As of the date hereof, the authorized capital stock of the Company consists of (a) 10,000,000 shares of preferred stock, of which no shares are designated, and (b) 100,000,000 shares of Common Stock, of which 20,954,195 shares are issued and outstanding and 6,500,000 shares are reserved under the Permitted Stock Option Plans (of which options for 4,865,591 shares of Common Stock have been granted). As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 10,000,000 shares of preferred stock, of which 30,000 shares shall be designated as Series A Preferred Stock (all of which shall be issued and outstanding) and of which no other shares shall be designated, and (b) 100,000,000 shares of Common Stock, of which 20,954,195 shares (plus any shares issued upon the exercise of options between the date of this Agreement and the Closing Date) shall be issued and outstanding, 6,500,000 shares shall be reserved under the Permitted Stock Option Plans and 5,514,705 shares shall be reserved for issuance upon conversion of the Preferred Stock. Except as set forth above, neither the Company nor any Subsidiary has outstanding any stock or securities convertible into or exchangeable for any shares of its capital stock or containing any profit participation features, nor does it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Preferred Stock and except as set forth on the Capitalization Schedule. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as described on the Capitalization Schedule and except pursuant to the Certificate of Designation. All of the outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable.

            (ii) There are no statutory or, to the Company's knowledge, contractual shareholders' preemptive rights or rights of refusal with respect to the issuance or sale of the Preferred Stock hereunder or the issuance of Common Stock upon conversion of the Preferred Stock. The Company has complied with all applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. Except as described on the Capitalization Schedule, there are no agreements between the Company and any of its shareholders or, to the Company's knowledge, among any of the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

      6D. Authorization; No Breach. The execution, delivery and performance of each of the Transaction Documents, the filing of the Certificate of Designation and the offering, sale and issuance of the Preferred Stock to the Purchasers have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The Articles of Incorporation have been duly adopted and are in full force and effect and enforceable in accordance with their terms and the Certificate of Designation will have been duly adopted as of the Closing and will be in full force and effect and enforceable in accordance with its terms. Except as set forth on the Restrictions Schedule, the offering, sale and issuance of the

Preferred Stock hereunder, the issuance of the Common Stock upon conversion of the Preferred Stock, the filing of the Certificate of Designation, changes or circumstances that may occur as a result of the terms of the Preferred Stock, whether pursuant to Section 5C of the Certificate of Designation or otherwise (but not including, for the avoidance of doubt, any purchase or other acquisition by any such holder of additional securities of the Company other than acquisitions that result from the terms of the Preferred Stock)), the execution and delivery by the Company of each of the Transaction Documents and the fulfillment of and compliance with the other respective terms hereof and thereof by the Company, do not and will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under or claim any change of control or similar payments pursuant to, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter (including the Certificate of Designation) or the Bylaws or the bylaws of any Subsidiary, or any law or statute or any rule, regulation, order, writ, injunction or decree of any court or administrative government body or agency to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. The Company is not a party to or bound by any written or oral agreement or understanding with respect to any Alternative Transaction, and has terminated all discussions with third parties regarding any Alternative Transactions.

      6E. SEC Reports and Financial Statements.

            (i) The Company has filed all forms, reports, statements, schedules and other documents (the "SEC Reports") with the Securities and Exchange Commission required to be filed by it pursuant to the federal securities laws and the Securities and Exchange Commission rules and regulations thereunder on or after January 1, 2001. Copies of all such SEC Reports have either been delivered or made available to the Purchasers or such SEC reports can be obtained from the Securities and Exchange Commission. The SEC Reports, as well as all forms, reports, statements, schedules and other documents to be filed by the Company with the Securities and Exchange Commission after the date hereof and prior to the Closing Date (the "Future SEC Reports"), (a) were and will be prepared in all material respects in accordance with the requirements of the Securities Act, the Securities Exchange Act and the published rules and regulations of the Securities and Exchange Commission thereunder, each as applicable to such SEC Reports and such later filed Future SEC Reports and (b) did not and will not as of the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were and will be made, not misleading. No Subsidiary of the Company is subject to the periodic reporting requirements of the Securities Exchange Act. As of the date hereof, there are no material unresolved comments issued by the staff of the Securities and Exchange Commission with respect to any of the SEC Reports.

            (ii) Each of the consolidated financial statements (including, in each case, any notes thereto) of the Company included in the SEC Reports or any Future SEC Report has been, and in the case of any Future SEC Report will be, prepared in all material respects in accordance with the published rules and regulations of the Securities and Exchange Commission (including Regulation S-X) and in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

            (iii) Except as set forth in the SEC Reports and Financial Statements Schedule, neither the Company nor any of its Subsidiaries is indebted to any director or officer of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses, in reimbursement of ordinary business expenses and directors' fees) and no such person is indebted to the Company or any of its Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

            (iv) The Company has heretofore furnished or made available to the Purchasers a complete and correct copy of any amendments or modifications which have not yet been filed with the Securities and Exchange Commission to SEC Reports which previously had been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Securities Exchange Act and the rules and regulations promulgated thereunder.

      6F. Absence of Undisclosed Liabilities. Except as set forth on the Liabilities Schedule, the Company and its Subsidiaries do not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

      6G. No Material Adverse Effect. Since December 31, 2002, (i) except with respect to any matter set forth on the Material Adverse Effect Schedule, there has occurred no event, circumstance or condition which has had or which could reasonably be expected to have a Material Adverse Effect, and since December 31, 2002, with respect to any matter set forth on the Material Adverse Effect Schedule, and (ii) with respect to any matter set forth on the Material Adverse Effect Schedule, there shall have occurred no material adverse event, circumstance, condition or development which has not been disclosed to the Purchasers which materially changes any matter set forth on the Material Adverse Effect Schedule.

      6H. Absence of Certain Developments.

            (i) Except as expressly contemplated by this Agreement or as set forth on the Developments Schedule, since December 31, 2002, neither the Company nor any of its Subsidiaries has:

                  (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                  (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                  (c) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

                  (d) declared or made any payment or distribution of cash or other property to its shareholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

                  (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

                  (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

                  (g) sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property Rights, disclosed any proprietary confidential information to any Person (other than to the Purchasers and their Affiliates and other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any Intellectual Property Rights;

                  (h) conducted any inquiries or negotiations or entered into any agreement to acquire the capital stock or other equity interests of any Person;

                  (i) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                  (j) made capital expenditures or commitments therefor that aggregate in excess of $1,000,000;

                  (k) made or granted any bonus or any wage or salary increase to any employee or group of employees (except in the ordinary course of business consistent with past practice in the case of hourly and non-executive employees or except as required by pre-existing contracts described on the Contracts Schedule), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

                  (l) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $100,000 in the aggregate, except for loans between the Company and/or its Wholly-Owned Subsidiaries;

                  (m) suffered any damage, destruction or casualty loss exceeding in the aggregate $250,000, whether or not covered by insurance;

                  (n) entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice; or

                  (o) agreed, whether orally or in writing, to do any of the foregoing.

            (ii) Neither the Company nor any Subsidiary has at any time made any bribes, kickback payments or other illegal payments.

      6I. Assets. Except as set forth on the Assets Schedule, the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the Assets Schedule and except for ordinary wear and tear, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all tangible assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted. Neither the Company nor any of its Subsidiaries owns any real property.

      6J. Tax Matters.

            (i) Except as set forth on the Taxes Schedule: the Company and each Subsidiary have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company and each Subsidiary have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; and no foreign, federal, state or local Tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company or any Subsidiary, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company or any Subsidiary from any foreign, federal, state or local taxing authority.

            (ii) Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount (a) under Treasury Regulation Section 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any Tax sharing agreement with a Person other than the Company or a Subsidiary.

            (iii) Neither the Company nor any Subsidiary has been a member of an Affiliated Group other than one in which the Company was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by the Company. Neither the Company nor any Subsidiary has filed a consent under Section Section 341(f) of the IRC concerning collapsible corporations. Except as set forth on the Taxes Schedule, neither the Company nor any Subsidiary has made any payments, is obligated to make any payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Section 162(m) or 280G of the IRC. Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the IRC during the applicable period specified in Section 897(c)(1)(A)(ii) of the IRC.

            (iv) The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes are, in the reasonable judgment of the Company, adequate.

      6K. Contracts and Commitments.

            (i) Except as expressly contemplated by this Agreement or as set forth on the Contracts Schedule or the Employee Benefits Schedule, neither the Company nor any Subsidiary is a party to or bound by any written or oral:

                  (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

            (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $150,000 or contract relating to loans to officers, directors or Affiliates;

            (c) contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $250,000;

            (d) agreement to acquire the capital stock or other equity interests of any Person;

            (e) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

            (f) guarantee of any obligation in excess of $250,000 (other than by the Company of a Wholly-Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

            (g) all joint venture or other similar agreements to which the Company or any of its Subsidiaries is a party;

            (h) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

            (i) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

            (j) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $250,000 other than Professional Services Agreements with clients of the Company which do not include any material changes to the Company's standard form;

            (k) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property Rights);

            (l) warranty agreement with respect to its services rendered or its products sold or leased;

                                    (m) agreement under which it has granted any
         Person any registration rights (including, without limitation, demand and piggyback registration rights);

                                    (n) sales, distribution or franchise
         agreement;

                                    (o) agreement with a term of more than six
         months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty;

                                    (p) contract or agreement prohibiting it
         from freely engaging in any business or competing anywhere in the world;

                                    (q) any "material contract" as defined under
         the rules and regulations of the Securities and Exchange Commission; or

                                    (r) any other agreement which is material to
         its operations and business prospects or involves a consideration in excess of $250,000 annually (excluding any purchase orders involving less than $250,000) other than Professional Services Agreements with clients of the Company which do not contain terms which are materially adverse to the Company from those contained in the Company's current standard form.

                           (ii) To the Company's knowledge, all of the contracts, agreements and instruments set forth on the Contracts Schedule and each of the Professional Services Agreements with clients of the Company set forth on the Clients Schedule are valid, binding and enforceable in accordance with their respective terms. The Company and each Subsidiary have performed all obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument listed on the Contracts Schedule and each of the Professional Services Agreements with clients of the Company set forth on the Clients Schedule; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment to which it is a party.

                           (iii) A true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto has been made available to or provided to the Purchaser's special counsel.

                           (iv) Except as disclosed in the Contracts Schedule, no contract required to be set forth on the Contracts Schedule will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any party thereto in order to remain in full force and effect immediately after

                  6L. Intellectual Property Rights.

                           (i) The Intellectual Property Schedule contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned by the Company or any Subsidiary,
         (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (c) unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights, the names of the respective licensee and licensor, and material terms including dates and royalties or license fees payable. Except as set forth on the Intellectual Property Schedule, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Except as set forth on the Intellectual Property Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary would not reasonably be expected to have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights which they own. To the best of the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company or any Subsidiary have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

                           (ii) Except as set forth on the Intellectual Property Schedule, (a) the Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and there are no grounds for the same, (c) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), (d) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (e) to the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.

                  6M. Litigation, etc. Except as set forth on the Litigation Schedule, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary (or pending or, to the knowledge of the Company, threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. The Company has not been held liable by a court, arbitrator or any Governmental Entity (other than the Department of Labor) under applicable law and no judgment has ever been awarded against the Company or any Subsidiary, in each case, for any matters for which its clients explicitly retain sole responsibility pursuant to the Company's agreements with such clients at any time in the last two years.

                  6N. Brokerage, etc. Except as set forth on the Brokerage Schedule, there are no (i) claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary or (ii) special bonuses or other similar compensation payable to any employee of the Company or any of its Subsidiaries or any "accelerated vesting" in connection with the transactions contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                  6O. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Entity (including any PEO Approval) is required in connection with the execution, delivery and performance by the Company of this Agreement (including the issuance and sale of the Preferred Stock to the Purchasers hereunder) or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the Consents Schedule and except as expressly contemplated herein.

                  6P. Insurance. The Insurance Schedule contains a description of each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Except as set forth on the Insurance Schedule, neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. To the Company's knowledge after reasonable investigation, the insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the Insurance Schedule, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

                  6Q. Employees.

                           (i) Except as set forth on the Employees Schedule, with respect to the Company and its Subsidiaries: (A) there is no applicable collective bargaining agreement or relationship with any labor organization; (B) the Company is not aware that any executive who is not a Worksite Employees (1) has any present intention to terminate their employment, or (2) is a party to any confidentiality, non-competition, proprietary rights or other such agreement between such employee and any other Person besides the Company or its Subsidiaries, as applicable, that would be material to the performance of such employee's employment duties, or the ability of the Company and/or the applicable Subsidiaries to conduct their business; (C) no labor organization or group of employees has filed any representation petition against or made any written or oral demand of the Company or any of its Subsidiaries for recognition; (D) the Company is aware of no pending or threatened union organizing efforts that might impose collective bargaining obligations on the Company or its Subsidiaries, and no other question concerning representation exists; (E) no labor strike, work stoppage, slowdown, or other material labor dispute has occurred with respect to non-Worksite Employees, and none is underway or, to the Company's knowledge, threatened; (F) there is no employment-based charge, complaint, grievance, investigation, inquiry or obligation of any kind, served against the Company or any Subsidiary in any forum or, to the knowledge of the Company's legal department, threatened, relating to an alleged violation or breach by the Company or any Subsidiary (or its or their officers or directors) of any law, regulation or contract; and (G) to the knowledge of the Company's legal department, no employee of the Company or any Subsidiary or of any client has committed any act or omission giving rise to liability against the Company or any Subsidiary that could have a Material Adverse Effect for any violation or breach identified in clause (F) above.

                           (ii) Except as set forth on the Employees Schedule,
         (A) there are no employment contracts or severance agreements with any non-Worksite Employees of the Company or any Subsidiary and (B) there are no handbooks or employee manuals promulgated by the Company or any Subsidiary applicable to employees of the Company or any Subsidiary.

                           (iii) Within the past twelve months, neither the Company nor any of its Subsidiaries has implemented any plant closing or layoff of non-Worksite Employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance (jointly, the "WARN Act"), and no such action (a "WARN Event") will be implemented without advance notification to Purchasers. To the knowledge of the Company and its Subsidiaries, no WARN Event has occurred with respect to any of its Worksite Employees that could result in liability to the Company or its Subsidiaries.

                  6R. ERISA.

                           (i) Except as set forth on the Employee Benefits Schedule, the Company does not maintain, contribute to or have any liability or potential liability with respect to (A) any employee benefit plan (as defined in Section 3(3) of ERISA), or (B) any other plan, program, policy, practice, arrangement or contract providing benefits or payments to current or former employees (or to their beneficiaries or dependents) of the Company, including any bonus plan, plan for deferred compensation, nonqualified retirement plan, severance plan, employee health or other welfare benefit plan or other arrangement. For purposes of this Section 6R, the "Company" shall be deemed to include any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the IRC (including, without limitation, under Section 414(b), (c), (m) or (o) of the IRC or Section 4001 of ERISA), at any relevant time. Each item listed on the Employee Benefits Schedule is referred to herein as a "Plan."

                           (ii) Each Plan that is intended to be qualified within the meaning of Section 401(a) of the IRC has received, or timely applied for, a GUST determination letter from the IRS stating such Plan is qualified under Section 401(a) of the IRC, and nothing has occurred since the date of such determination or application that could adversely affect the qualification of such Plan. Each Plan subject to
         Section 401(a) of the IRC has been timely amended to comply with the operative provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001. The Company has complied, or will have timely complied, with the plan termination provisions of IRS Rev. Proc. 2002-21 with respect to its frozen 401(k) plan.

                           (iii) The Company has no liability or potential liability with respect to any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) that is subject to Section 302 of Title I of ERISA, Title IV of ERISA or Section 412 of the IRC or any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA). Except as set forth on the Employee Benefits Schedule, no Plan is a "multiple employer plan" (as defined in Section 413 of the IRC).

                           (iv) Each Plan and any related trust, insurance contract or fund has been maintained, funded and administered in compliance in all material respects with its respective terms and with all applicable laws and regulations, including, but not limited to, ERISA and the IRC. No asset of the Company is subject to any lien under ERISA or the IRC, and the Company has not incurred any liability under Title IV of ERISA or to the PBGC. There are no pending or threatened actions, suits, investigations or claims with respect to any Plan, other than routine claims for benefits.

                           (v) The Company has complied in all material respects with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the IRC ("COBRA") and the privacy provisions of the Health Insurance Portability and Accountability Act of 1996; and the Company has no obligation under any Plan or otherwise to provide post employment health or life insurance benefits to current or former employees of the Company or to any other person, except as specifically required by COBRA. Except as set forth on the Employee Benefits Schedule, no Plan which provides health or welfare benefits is self-insured or is a "multiple employer welfare arrangement" (as such term is defined in Section 3(40) of ERISA). For each self-insured health or welfare plan, the Company has properly accrued "incurred but not reported" claims in accordance with GAAP.

                           (vi) Neither the Company nor, to the knowledge of the Company, any other "disqualified person" (within the meaning of Section 4975 of the IRC) or "party in interest" (within the meaning of Section 3(14) of ERISA) has taken any action with respect to any of the Plans which could subject any such Plan (or its related trust) or the Company or any officer, director or employee of any of the foregoing to any penalty or tax under Section 502(i) of ERISA or Section 4975 of the IRC.

                           (vii) With respect to each Plan, the Company has provided the Purchasers with true, complete and correct copies of (to the extent applicable) (A) all documents pursuant to which the Plan is maintained, funded and administered, (B) the most recent annual report (Form 5500 series) filed with the IRS (with applicable attachments),
         (C) the most recent financial statements, (D) the most recent actuarial valuation of benefit obligations, (E) the most recent summary plan description provided to participants, and (F) the most recent determination letter received from the IRS.

                           (viii) With respect each Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing Date shall have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any unfunded liabilities which are not reflected on the Latest Balance Sheet.

                  6S. Compliance with Laws. Except as set forth on the Compliance Schedule, the Company and each of its Subsidiaries has complied and is in compliance in all material respects with all applicable laws, ordinances, codes, rules, requirements and regulations of foreign, federal, state and local governments and all agencies thereof relating to the operation and ownership of its business (including, without limitation, Sections 468.520 through 468.534, inclusive, of the Florida Statutes regarding employee leasing companies) and the maintenance and operation of its properties and assets and no notices have been received by and no claims have been filed against the Company or any of its Subsidiaries alleging a material violation of any such laws, ordinances, codes, rules, requirements or regulations. The Company and each of its Subsidiaries holds and is in compliance with all permits, licenses, bonds, approvals, certificates, registrations, accreditation and other authorizations of all foreign, federal, state and local governmental agencies required for the conduct of its business and the occupation and ownership of its properties and facilities. No notices have been received by the Company or any of its Subsidiaries alleging the failure to hold any of the foregoing.

                  6T. Environmental and Safety Matters. Except as set forth on the Environmental Schedule:

                           (i) The Company and its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor its Subsidiaries have received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or its Subsidiaries or any of their properties or facilities.

                           (ii) Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of their businesses. A list of all such permits, licenses and other authorizations which are material to the Company and its Subsidiaries is set forth on the Environmental Schedule.

                           (iii) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company and its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

                           (iv) None of the following exists at any property or facility owned, occupied or operated by the Company or any of its
         Subsidiaries: (A) underground storage tanks or surface impoundments;
         (B) asbestos-containing materials in any form or condition; or (C) materials or equipment containing polychlorinated biphenyls. Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company or its Subsidiaries for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or any other Environmental and Safety Requirements.

                  6U. Affiliated Transactions. Except for intercompany transactions entered into with or among the Company's Subsidiaries for fair consideration or as set forth on the Affiliated Transactions Schedule, no officer, director or Affiliate or, to the Company's knowledge, employee or shareholder of the Company or any Subsidiary or, to the Company's knowledge, any individual related by blood, marriage or adoption to any such individual or, to the

Company's knowledge, any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

                  6V. Application of Takeover Protections. Except as set forth on the Takeover Protections Schedule, neither the Company nor any Purchaser (with respect to its purchase of Preferred Stock pursuant to this Agreement, the issuance of Common Stock upon conversion thereof and changes or circumstances that may occur as a result of the terms of the Preferred Stock, whether pursuant to Section 5C of the Certificate of Designation or otherwise (but not including, for the avoidance of doubt, any purchase or other acquisition by any such holder of additional securities of the Company other than acquisitions that result from the terms of the Preferred Stock)) is subject or party to (i) any "fair price," "moratorium," "control share acquisition," "business combination" or other anti-takeover statute or regulation or provision enacted under federal or state laws (including, but not limited to, Section
607.0901 of the Florida Business Corporation Act) or under the Articles of Incorporation or Bylaws or other governing documents, or (ii) any shareholder rights plan or poison pill plan or any similar arrangement relating to accumulations of beneficial ownership of the Company's capital stock or a change in control of the Company. The Company, its shareholders and its Board have taken all necessary action, if any, in order to render all of the statutes and regulations, provisions and plans set forth or required to be set forth on the Takeover Protections Schedule inapplicable to the initial purchase by the Purchasers of Preferred Stock, the conversion thereof to Common Stock and any changes or circumstances that may occur as a result of the terms of the Preferred Stock, whether pursuant to Section 5C of the Certificate of Designation or otherwise (but not including, for the avoidance of doubt, any purchase or other acquisition by any such holder of additional securities of the Company other than acquisitions that result from the terms of the Preferred Stock)) except that no action has been taken with respect to existing change of control agreements between the Company and certain of its officers disclosed on the Contracts Schedule.

                  6W. Accounts Receivable. Except as set forth on the Accounts Receivable Schedule, all accounts and notes receivable reflected on the Latest Balance Sheet and all accounts and notes receivable to be reflected in the Company's books and records as of the Closing (net of allowances for doubtful accounts as reflected thereon as determined in accordance with GAAP) are or shall be valid receivables arising in the ordinary course of business and to the Company's knowledge are or shall be current and collectible at the aggregate recorded amount therefor as shown on the Latest Balance Sheet and in the Company's books and records as of the Closing Date, as the case may be (net of allowances for doubtful accounts as reflected thereon as determined in accordance with GAAP). No Person has any Lien on such receivables or any part thereof, and, except as set forth on the Accounts Receivable Schedule, no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

                  6X. Clients. The Clients Schedule lists the ten largest clients of the Company (on a consolidated basis) for each of the two most recent fiscal years and sets forth opposite the name of each such client the percentage of consolidated net revenues attributable to such client. The Clients Schedule also lists any additional current clients which the Company anticipates shall be among the ten largest clients for the current fiscal year. Since the date of the Latest

Balance Sheet, no client listed on the Clients Schedule has notified the Company that it intends to or otherwise shall terminate its Professional Services Agreement with the Company or any Subsidiary.

                  6Y. Proxy Statement. The Proxy Statement, including any amendments or supplements thereto, did not (except for the omitted information to be filed by amendment and changes as required to the description of the transactions contemplated by this Agreement, the summaries of the Transaction Documents and other changes required as a result of developments subsequent to the date of filing), at the time filed with the Securities and Exchange Commission, and shall not, as of the date mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Proxy Statement will comply as to form and content in all material respects with the requirements of the Securities Exchange Act and the applicable rules of the Securities and Exchange Commission thereunder.

                  6Z. Disclosure. Neither this Agreement, any of the Exhibits or Schedules attached hereto or delivered in connection herewith nor any of the written statements, documents, certificates or other items prepared and supplied to the Purchasers by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading.

                  6AA. Closing Date. The representations and warranties of the Company contained in this Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to any Purchaser at the Closing shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

                  Section 7. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "Affiliate" of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise and (ii) if such Person is a partnership or limited liability company, any partner or member thereof.

                  "Affiliated Group" means any affiliated group as defined in IRC Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member.

                  "Alternative Transaction" means any (i) reorganization, dissolution, liquidation or recapitalization of the Company or involving the Company, (ii) merger, consolidation, share exchange or acquisition involving the Company, (iii) sale of any assets of the Company outside the ordinary course of business or sale of any capital stock or other equity interests in the Company (other than the grant or exercise of employee stock options in the ordinary course of business or pursuant to the terms of any agreements with the Company in effect as of the date hereof which have been disclosed to the Purchaser), (iv) direct or indirect acquisition or purchase of any capital stock or other equity interests of the Company or any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 10% or more of any class of equity securities of the Company or (v) any similar transaction or business combination involving the Company or its business or capital stock or assets. All references in this definition to the Company shall also be deemed to include separate references to each of the Company's Subsidiaries.

                  "Alternative Transaction Proposal" means any proposal, offer, inquiry or contact with respect to an Alternative Transaction.

                  "Articles of Incorporation" has the meaning given to such term in Section 2C above.

                  "Bylaws" has the meaning given to such term in Section 2D above.

                  "Board" means the Company's board of directors.

                  "Certificate of Designation" has the meaning given to such term in Section 2B above.

                  "Change of Control Agreements" means any change of control agreement entered into with those executives listed in the Company's Preliminary
Schedule 14A, filed with the Securities and Exchange Commission on April 4,
2003.

                  "Closing" has the meaning given to such term in Section 1C above.

                  "Closing Date" has the meaning given to such term in Section 1C above.

                  "COBRA" has the meaning given to such term in Section 6R(v) above.

                  "Common Stock" means the Company's common stock, par value $0.01 per share.

                  "Company Offer" has the meaning given to such term in Section 5E above.

                  "Company Parties" has the meaning given to such term in
Section 3M(i) above.

                  "Confidentiality Agreement" means any agreement respecting the confidential treatment of information with respect to the Company entered into between the Company and any Purchaser or its Affiliates prior to the date hereof.

                  "Craig Purchase Agreement" has the meaning given to such term in Section 2S above.

                  "Disclosure Schedules" means the Schedules referenced herein (other than the Schedule of Purchasers) as delivered to and mutually agreed upon by each of the Purchasers as set forth in Section 8T below.

                  "Election Period" has the meaning given to such term in
Section 5E above.

                  "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

                  "Equity Securities" has the meaning given to such term in
Section 4F above.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "Event of Noncompliance" has the meaning given such term in the Certificate of Designation.

                  "Funded Debt" means at a particular time, without duplication,
(i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, guarantee or other debt security and (iii) any indebtedness described in clauses (i) or (ii) guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse); provided that "Funded Debt" shall not include any loans between the Company and/or its Wholly-Owned Subsidiaries.

                  "Future SEC Reports" has the meaning given to such term in
Section 6E(i) above.

                  "GAAP" means generally accepted accounting principles, consistently applied.

                  "Governmental Approvals" has the meaning given to such term in
Section 2H above.

                  "Governmental Entity" means a domestic (federal, state, municipal or local) or foreign government or governmental, regulatory or administrative subdivision, department, authority, agency, commission, board, bureau, court of instrumentality or arbitrator of any kind.

                  "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA; provided that "Indebtedness" shall not include any loans between the Company and/or its Wholly-Owned Subsidiaries.

                  "Indemnified Liabilities" has the meaning given to such term in Section 8E(i) below.

                  "Indemnitees" has the meaning given to such term in Section 8E(i) below.

                  "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, Internet domain names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and client and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

                  "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                  "IRS" means the United States Internal Revenue Service.

                  "Latest Balance Sheet" means the balance sheet included in the consolidated annual financial statements of the Company and its Subsidiaries as of December 31, 2002, for the 12 month period then ended, and included in the Company's SEC Reports.

                  "Letter of Intent" means that certain letter agreement dated March 5, 2003, between Frontenac VIII Limited Partnership and Gevity HR, Inc.

                  "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

                  "Majority Holders" means the holders of a majority of the then outstanding Preferred Stock, excluding any shares of Preferred Stock held by a holder or group of affiliated holders of less than 10% of the then outstanding Preferred Stock not deemed held by another Person pursuant to the following proviso; provided that a Person shall be deemed to hold Preferred Stock for purposes of this definition if such Person has the right to vote or otherwise exercise decisions with respect to such shares of Preferred Stock (whether by irrevocable proxy, voting agreement or otherwise) on matters relating to the election and removal of the Series A Directors pursuant to Section 4A of the Certificate of Designation and the making of all decisions granted to the Majority Holders pursuant to this Agreement and the Certificate of Designation even if such Person is not the record holder or beneficial owner of such shares.

                  "Majority Purchasers" means, as of any date of determination, the Purchasers set forth on the Schedule of Purchasers who would purchase a majority of the Preferred Stock being offered at the Closing if the Closing were to occur on such date of determination.

                  "Market Price" of any security means the average, over a period of 15 days consisting of the day as of which "Market Price" is being determined and the 14 consecutive trading days prior to such day, of the closing prices of such security's sales on the principal securities exchange on which such security may at the time be listed, or, if there has been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq National Market System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Majority Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the Majority Holders. The determination of such appraiser shall be final and binding upon the parties, and both the Company and the holders of Preferred Stock (pro rata based on the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by all holders of Preferred Stock exercising their preemptive rights pursuant to Section 4F) shall pay one half of the fees and expenses of such appraiser.

                  "Material Adverse Effect" means a material and adverse effect, change or development upon or in the business, operations, assets, liabilities, condition (financial or otherwise), business prospects or operating results of the Company and its Subsidiaries taken as a whole.

                  "NASDAQ/NMS" means the National Association of Securities Dealers, Inc. Automated Quotation/National Market System.

                  "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer (in his capacity as an officer of the Company and not in his personal or any other capacity), stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "Party" or "Parties" has the meaning given to such term in the Preamble above.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PEO" means professional employer organizations.

                  "PEO Approvals" has the meaning given to such term in Section 2P(iii) above.

                  "Permanent Disability" means the Board's good faith determination that it reasonably anticipates that Erik Vonk is and will be unable to perform the duties of the chief executive officer of the Company for a period of 180 consecutive days (measured from the Closing Date) as a result of his incapacity due to physical or mental illness.

                  "Permitted Liens" means:

                           (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP;

                           (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                           (iii) purchase money security interests in any property acquired by the Company or any Subsidiary to the extent permitted by this Agreement;

                           (iv) interests or title of a lessor under any lease permitted by this Agreement;

                           (v) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable;

                           (vi) easements, rights-of-way, restrictions and other similar charges and encumbrances of record not interfering with the ordinary conduct of the business of the Company and its Subsidiaries or detracting from the value of the assets of the Company and its Subsidiaries; and

                           (vii) liens outstanding on the date hereof which secure Indebtedness and which are described in the schedules to this Agreement.

                  "Permitted Stock Option Plans" means the Company's 2002 Stock Option Plan and 1997 Stock Incentive Plan.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

                  "Plan" has the meaning given to such term in Section 6R(i) above.

                  "Preferred Stock" has the meaning given to such term in
Section 1A above and shall include any securities issued directly or indirectly with respect thereto by way of a stock split, stock dividend or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization, other than shares of Common Stock issued upon conversion of the Preferred Stock.

                  "Preferred Stock Purchase Price" has the meaning given to such term in Section 1B above.

                  "Proxy Statement" has the meaning given to such term in
Section 3L(ii) above.

                  "Public Offering" means any underwritten sale of the Company's common stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission.

                  "Purchaser" or "Purchasers" has the meaning given to such term in the Preamble above.

                  "Q1 2003 Financial Statements" has the meaning given to such term in Section 3K above.

                  "Registration Agreement" has the meaning given to such term in
Section 2E above.

                  "Representative" means, with respect to any Person, any of such Person's officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners or financial advisors or other Person associated with, or acting for or on behalf of, such Person.

                  "Restricted Securities" means (i) the Preferred Stock issued hereunder, (ii) the Common Stock issued upon conversion of the Preferred Stock issued hereunder and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 5C(i) have been delivered by the Company in accordance with Section 5D. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 5C(i). Any reference herein to a "majority of the Restricted Securities" or the "number of Restricted Securities" or words of like effect for purposes of comparison or calculation shall refer, with respect to any particular Restricted Securities, to the number of shares of Common Stock (or equivalent common equity securities of the Company) then represented by such Restricted Securities (on a fully diluted, as-if-converted basis).

                  "Sale Notice" has the meaning given to such term in Section 5E above.

                  "SEC Reports" has the meaning given to such term in Section 0(i) above.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "Series A Directors" means the directors that the holders of Preferred Stock are entitled to elect pursuant to the Certificate of Designation.

                  "Shareholders Meeting" has the meaning given to such term in
Section 3L(i) above.

                  "Side Letter" means that certain letter agreement, dated as of the date hereof, by and among certain of the Purchasers and the Company.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other

Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. Notwithstanding the foregoing, "Subsidiary" also shall include each "significant subsidiary" of the Company, as such term is defined in Rule 1-02 of Regulation S-X. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes of this Agreement, if the context does not otherwise specify in respect of which Person the term "Subsidiary" is used, the term "Subsidiary" shall refer to a Subsidiary of the Company.

                  "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                  "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  "Transaction Documents" means this Agreement (including all exhibits attached hereto), the Registration Agreement, the Side Letter, the Disclosure Schedules and any other agreements entered into between the Company and any Purchaser after the date hereof and on or prior to the Closing Date and any certificate executed and delivered on or prior to the Closing pursuant to
Section 2.

                  "Transferring Shareholder" has the meaning given to such term in Section 5E above.

                  "Treasury Regulations" means the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

                  "WARN Act" has the meaning given to such term in Section 6Q(iii).

                  "WARN Event" has the meaning given to such term in Section 6Q(iii).

                  "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

                  "Worksite Employees" means any employee of the Company or any of its Subsidiaries that is also employed by one of the Company's or any of its Subsidiary's clients.

                  Section 8.        Miscellaneous.

                  8A. Termination.

                           (i) Conditions of Termination. This Agreement may be terminated at any time prior to the Closing:

                                    (a) by the mutual written consent of the
         Majority Purchasers and the Company;

                                    (b) by the Majority Purchasers if there has
         been a material misrepresentation, material breach of warranty or material breach of a covenant by the Company in the representations and warranties or covenants set forth in this Agreement or the Schedules and Exhibits attached hereto or delivered in connection herewith;

                                    (c) by the Majority Purchasers or the
         Company if the transactions contemplated hereby have not been consummated by July 15, 2003 (the "Termination Date"); provided, however, that neither the Majority Purchasers nor the Company shall be entitled to terminate this Agreement pursuant to this Section 8A(i)(c) if such party(ies) has breached any representation, warranty, covenant or agreement in this Agreement; or

                                    (d) by the Company if its shareholders fail
         to approve the issuance and sale of the Preferred Stock (and its conversion into Common Stock) at the Shareholders Meeting (provided that the Company has fulfilled its obligations under Sections 3L and 3M of this Agreement).

                           (ii) Effect of Termination. In the event of termination of this Agreement by either the Majority Purchasers or the Company as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in this Section 8A shall survive such termination indefinitely, and except that nothing in this Section 8A shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement.

                  8B. Fees and Expenses. In the event that the Closing occurs, the Company shall pay, and hold the Purchasers and all holders of Preferred Stock harmless against liability for the payment of, their reasonable actual out-of-pocket costs and expenses (including, without limitation, reasonable attorneys', accountants', consultants' and other advisors' fees and expenses) arising in connection with: (a) the due diligence review of the Company and its Subsidiaries, the preparation, negotiation and execution of the Letter of Intent, Transaction Documents and the consummation of the transactions contemplated hereby or thereby, (b) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, the Certificate of Designation or the Articles of Incorporation

(including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (c) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock or any shares of Common Stock issuable upon conversion of the Preferred Stock, (d) the interpretation and enforcement of the rights granted under this Agreement and the agreements contemplated hereby and (e) any filing with any Governmental Entity with respect to its investment in the Company or any other filing with any Governmental Entity with respect to the Company which mentions such Person (unless otherwise provided in the Registration Agreement). Such payment obligation is conditioned upon submission of reasonably detailed documentation of the fees, costs, taxes and other expenses (to the extent incurred by Purchasers) as to which payment or reimbursement is sought.

                  8C. Remedies. Each holder of Preferred Stock shall have all rights and remedies set forth in this Agreement, the Articles of Incorporation and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights available under applicable law. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

                  8D. Indemnification.

                           (i) Indemnification of Purchasers. In consideration of each Purchaser's execution and delivery of this Agreement and acquiring the Preferred Stock hereunder and in addition to all of the Company's other obligations under this Agreement and the other agreements contemplated hereby, the Company shall defend, protect, indemnify and hold harmless each Purchaser, each other holder of Preferred Stock and each Person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities Act of Section 20 of the Securities Exchange Act, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, diminution of value, costs, penalties, fees, liabilities and damages, and reasonable actual expenses incurred in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) the execution, delivery, performance or enforcement of this Agreement and each of the other

         Transaction Documents and any other instrument, certificate, document or agreement executed pursuant hereto by any of the Indemnitees, (b) any breach of any covenant, agreement, representation or warranty of the Company under this Agreement or any other Transaction Document or
         (c) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock (excluding the application of the Company's working capital), except in each case to the extent such Indemnified Liabilities directly result from the particular Indemnitee's gross negligence or willful misconduct or any breach of the representations and warranties set forth in this Agreement by such Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                           (ii) Actions against Parties; Notification. Each Indemnitee shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnitee) also be counsel to the Indemnitee. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnitees in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnitees (such consent not to be unreasonably withheld; provided, however, that any Indemnitee may withhold consent in its sole and absolute discretion to any settlement (A) with respect to which the matter for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation brought against such Indemnitee, (B) if the Indemnitee reasonably believes the settlement, compromise or consent to the entry of any judgment would be detrimental to or injure the Indemnitee's reputation or future business prospects or (C) which would result in an injunction or equitable relief against the Indemnitee), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect to which indemnification or contribution could be sought under this 0D (whether or not the Indemnitees are actual or potential parties thereto), unless such settlement, compromise or consent (a) includes an unconditional release of each indemnified party from all liability arising out of such litigation investigation, proceeding or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnitee.

                  8E. Purchaser's Investment Representations. Each Purchaser hereby represents and warrants for itself individually and ratably and not jointly and severally, that:

                           (i) Organization, Good Standing, Power, Authority, Etc. Such Purchaser is validly organized and existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute and deliver each of the Transaction Documents to which such Purchaser is a party, and to perform its obligations hereunder or thereunder. Such Purchaser has taken all necessary corporate or other organizational action in order to authorize the execution and delivery of each of the Transaction Documents to which such Purchaser is a party and the consummation of the transactions contemplated hereby or thereby, and each such agreement is a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, similar laws affecting creditors' rights generally or general principles of equity.

                           (ii) No Conflicts; No Consents. Neither the execution nor delivery of any of the Transaction Documents to which such Purchaser is a party nor the consummation by such Purchaser of the purchase of the Preferred Stock contemplated hereby will conflict with, or result in any violation of, or constitute any default under, any provision of such Purchaser's organizational documents. Such Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by such Purchaser (but in no event including any consent, approval or authorization of any governmental or regulatory authority necessitated by the status of the Company or its business) in order to execute, deliver and perform its obligations under this Agreement. Such Purchaser is not aware of any reason why the provisions of Section 2P will not be satisfied as to such Purchaser.

                           (iii) Ownership of Securities. As of immediately prior to the date hereof, such Purchaser does not own any debt or equity securities issued by the Company.

                           (iv) Investor Suitability. Such Purchaser is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

                           (v) Disclosure of Information. Such Purchaser acknowledges that it or its representatives have been furnished with all information regarding the Company and its business, assets, results of operations and financial condition that the Purchaser has requested. Such Purchaser has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, and financial condition and the terms and conditions of the issuance of the Securities; however, no representations or warranties have been made by the Company to the Purchasers in their capacity as Purchasers except as are set forth in this Agreement. NOTHING CONTAINED IN THIS SECTION 8E(v) AND NO INVESTIGATION, OR NEGLIGENCE OF THE PURCHASER IN CONNECTION THEREWITH, BY PURCHASERS SHALL IN ANY WAY AFFECT THE PURCHASERS' RIGHT TO RELY UPON THE COMPANY'S REPRESENTATIONS AND COVENANTS CONTAINED IN THIS AGREEMENT.

                           (vi) Investment Experience. Such Purchaser represents that it has such knowledge, experience and skill in evaluating and investing in common and preferred stocks and other securities, based on actual participation in financial, investment and business matters, so that each is capable of evaluating the merits and risks of an investment in the Preferred Stock and has such knowledge, experience and skill in financial and business maters that each is capable of evaluating the merits and risks of the investment in the Company and the suitability of the Preferred Stock as an investment and can bear the economic risk of an investment in the Preferred Stock.

                           (vii) Brokerage. No broker, finder or other party is entitled to receive from such Purchaser, any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement for which the Company could have any liability or responsibility.

                           (viii) Purchase for Own Account. Such Purchaser is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser or subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of
         Section 4 hereof.

                  8F. Understanding Among the Purchasers. The determination of each Purchaser to purchase the Preferred Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by each of the Purchasers that no other Purchaser has acted as an agent of such Purchaser in connection with making its investment hereunder and that no other Purchaser shall be acting as an agent of such Purchaser in connection with monitoring its investment hereunder.

                  8G. Treatment of the Preferred Stock. The Company covenants and agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports. The Purchasers understand and agree that the Preferred Stock will be reflected on the balance sheets of the Company as "redeemable preferred stock" or other similar caption and will not be included in "Shareholders' Equity." The Company acknowledges and agrees that the increased dividend rate on the Preferred Stock provided for in the Certificate of Designation upon the occurrence of certain Events of Noncompliance has been negotiated by (and is intended by) the Company and the Purchasers as a reasonable increase in yield necessitated by the increased risk to the holders of the Preferred Stock which would arise upon any such occurrence.

                  8H. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Majority Holders outstanding at the time the amendment or waiver becomes effective or, in the case of any amendment or waiver prior to the Closing, only if the Company has obtained the consent of the Majority Purchasers; provided that if any such amendment, modification or waiver would adversely affect any holder of Preferred Stock, as the case may be, relative to the holders of Preferred Stock voting in favor of such amendment, modification, or waiver, such amendment, modification or waiver shall also require the written consent of the holders of a majority of the Preferred stock, as the case may be, held by all holders so adversely affected; provided further that if any such amendment, modification or waiver is to a provision in this Agreement that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment, modification or waiver shall not be effective unless such vote is obtained with respect to such amendment, modification or waiver. No other course of dealing between the Company and the holder of any Preferred Stock or any delay in exercising any rights hereunder or under the Articles of Incorporation, Certificate of Designation or Registration Agreement shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Preferred Stock held by the Company or any Subsidiary shall not be deemed to be outstanding.

                  8I. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

                  8J. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Preferred Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock.

                  8K. Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with GAAP, except that if because of a change in GAAP the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

                  8L. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  8M. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  8N. Descriptive Headings; Interpretation. The descriptive headings and captions used in this Agreement and the table of contents to this Agreement are for convenience and reference purposes only and shall not constitute a substantive part of, or affect in any way the meaning or interpretation of, this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto or delivered in connection herewith and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation." The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

                  8O. Governing Law. The corporate law of the State of Florida shall govern all issues and questions concerning the relative rights and obligations of the Company and its shareholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Exhibits and Schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  8P. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Certificate of Designation shall be in writing and shall be deemed to have been given when delivered personally to the recipient, telecopied to the recipient (with hard copy sent by overnight courier in the manner provided hereunder) if sent prior to 4:00 p.m. Chicago time on a business day (and otherwise, on the immediately succeeding business day), one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company at the address indicated below and to the Purchasers at the addresses indicated on the Schedule of Purchasers attached hereto:

                                 Gevity HR, Inc.
                                 600 301 Boulevard West, Suite 202
                                 Bradenton, FL 34205
                                 Attention:  General Counsel
                                 Telecopy No.: (941) 748-4540
                                 with a copy to:

                                 Powell Goldstein Frazer & Murphy LLP
                                 191 Peachtree Street, NE, 16th Floor
                                 Atlanta, GA 30303
                                 Attention:  G. William Speer, Esq.
                                 Telecopy No.: (404) 572-6999

or to such other address or to the attention of such other Person as the recipient Party has specified by prior written notice to the sending Party.

                  8Q. Press Releases. None of the Parties will issue any press release or public statement with respect to the transactions contemplated hereby without the prior consent of the Company and the Majority Purchasers, except as may be required by applicable law or obligations pursuant to any listing agreement with any national securities exchange (with it being understood, however, that the Parties will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or public announcement). The Parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be agreed upon by the Company and the Purchasers prior to the issuance thereof (but the content thereof shall be subject to the requirements of applicable law and any obligations pursuant to any listing agreement with any national securities exchange).

                  8R. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                  8S. Complete Agreement. Except as otherwise expressly set forth herein, this Agreement and the other agreements, certificates and instruments expressly required to be delivered hereby embody the complete agreement and understanding of the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way, including the Letter of Intent and the Confidentiality Agreement. The parties hereto acknowledge and agree there are no oral understandings or agreements between them with respect to the subject matter hereof.

                  8T. Disclosure Schedules. The Schedules referred to herein (other than the Schedule of Purchasers) refer to the Disclosure Schedules attached to a letter to be delivered to each Purchaser as set forth herein. The Company shall deliver Disclosure Schedules to each Purchaser promptly following the execution of this Agreement, together with any underlying documents referred to that have not yet been delivered to the Majority Purchasers. The Majority Purchasers shall have the right to review and comment on the Disclosure Schedules for a period of 48 hours after delivery thereof the Disclosure Schedules If within such 48 hour period, the Company and the Majority Purchasers have not mutually agreed to the form and substance of such Disclosure Schedules, each of the Company and the Majority Purchaser shall have the right to terminate this Agreement without any further liability on the part of any party hereto. The parties shall act reasonably and negotiate in good faith to resolve any disagreement with respect to the Disclosure Schedules within such 48 hour period. In the event that the Company and the Majority Purchasers agree upon final Disclosure Schedules, the Company shall deliver such Disclosure Schedules attached to a letter to each Purchaser and such final Disclosure Schedules shall be deemed to have been delivered on the date of this Agreement. Nothing in any Disclosure Schedule shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such Disclosure
Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one Disclosure Schedule shall constitute an exception to any other representations or warranties made in this Agreement unless the substance of such exception is disclosed as provided herein on each such other applicable Disclosure Schedule or a specific cross-reference to a disclosure on another Disclosure Schedule is made or the applicability of such disclosure to another Disclosure Schedule is clearly evident on the face of such Disclosure Schedule (without reference to any underlying document).

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                      GEVITY HR, INC.

                                      By:  ______________________________
                                      Its:  ______________________________

                                      FRONTENAC VIII LIMITED PARTNERSHIP

                                      By:  FRONTENAC VIII PARTNERS, L.P.
                                      Its:  General Partner

                                      By:  FRONTENAC COMPANY VIII, L.L.C.
                                      Its:  General Partner

                                      By:  ______________________________
                                      Its:  ______________________________

                                      FRONTENAC MASTERS VIII LIMITED PARTNERSHIP

                                      By:  FRONTENAC VIII PARTNERS, L.P.
                                      Its:  General Partner

                                      By:  FRONTENAC COMPANY VIII, L.L.C.
                                      Its:  General Partner

                                      By:  ______________________________
                                      Its:  ______________________________

                                      SUNTRUST EQUITY FUNDING, LLC d/b/a
                                      SUNTRUST EQUITY PARTNERS

                                      By:________________________________
                                      Its:  Manager

                                      BVCF IV, L.P.

                                      By:  J.W. PUTH ASSOCIATES, LLC
                                      Its:  General Partner

                                      By:  BRINSON VENTURE MANAGEMENT, LLC
                                      Its:  Attorney-in-fact

                                      By:  ADAMS STREET PARTNERS, LLC
                                      Its:  Administrative Member

                                      By:  ______________________________
                                      Its:  ______________________________

                                LIST OF EXHIBITS

Exhibit A   -     Certificate of Designation
Exhibit B   -     Articles of Incorporation
Exhibit C   -     Bylaws
Exhibit D   -     Registration Agreement
Exhibit E   -     Craig Purchase Agreement

                          LIST OF DISCLOSURE SCHEDULES

Capitalization Schedule
Subsidiaries Schedule
Restrictions Schedule
SEC Reports and Financial Statements Schedule
Liabilities Schedule
Developments Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Intellectual Property Schedule
Litigation Schedule
Brokerage Schedule
Consents Schedule
Insurance Schedule
Employees Schedule
Employee Benefits Schedule
Compliance Schedule
Environmental and Safety Schedule
Affiliated Transactions Schedule
Takeover Protections Schedule
Accounts Receivable Schedule
Clients Schedule

                             SCHEDULE OF PURCHASERS

                                                             No. of Shares of         Total Purchase Price
Names and Addresses                                          Preferred Stock          for Preferred Stock
-------------------                                          ---------------          -------------------
Frontenac VIII Limited Partnership                                20,103                   $ 20,103,000
135 S. LaSalle Street, Suite 3800
Chicago, IL 60603
Attention: David Katz
Telephone: (312) 368-0044
Telecopy:  (312) 759-0864

Frontenac Masters VIII Limited Partnership                         897                       $  897,000
135 S. LaSalle Street, Suite 3800
Chicago, IL 60603
Attention: David Katz
Telephone: (312) 368-0044
Telecopy:  (312) 759-0864

SunTrust Equity Funding, LLC                                      5,000                     $ 5,000,000
SunTrust Equity Partners
303 Peachtree Street, 25th Floor
Atlanta, GA 30308
Attention: Kenneth T. Millar
Telephone:  (404) 827-6361
Telecopy:   (404) 588-7501

BVCF IV, L.P.                                                     4,000                     $ 4,000,000
c/o Adams Street Partners
One North Wacker Suite 200
Chicago, IL 60606
Attention:  Jeffrey T. Diehl
Telephone:  (312) 553-7869
Telecopy:   (312) 553-7870

TOTAL                                                             30,000                   $ 30,000,000